UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 5, 2011

COMMERCIAL BARGE LINE COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	333-124454-12	03-0552365

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1701 E. Market Street, Jeffersonville, Indiana		47130
(Address of principal executive offices)		(Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.
     On April 5, 2011, Thomas R. Pilholski resigned as the Senior Vice President, Chief Financial Officer of Commercial Barge Line Company (the “Company”).
     On April 5, 2011, Brian McDonald, age 45, was elected as Interim Chief Financial Officer of the Company to serve until such time as a Chief Financial Officer is elected. Mr. McDonald has served as the Vice President, Restructuring since January 1, 2011. From June 2002 to February 2009, Mr. McDonald served as the Chief Executive Officer of Process Software, LLC. Prior to October 2005, Process Software, LLC was owned by Platinum Equity, LLC. From May 2009 to April 2010, Mr. McDonald served as the Chief Financial Officer of The San Diego Union Tribune, LLC. The San Diego Union Tribune is a company owned by investment funds managed by affiliates of Platinum Equity, LLC, and as such is an affiliate of Finn Holding Corporation, the indirect parent of the Company. From April 2010 to December 2010 Mr. McDonald served as a consultant to Platinum Equity, LLC. There are no related party transactions between the Company and Mr. McDonald reportable under Item 404(a) of Regulation S-K.
     In connection with Mr. McDonald’s election as Interim Chief Financial Officer of the Company, the Company will provide Mr. McDonald with cash and incentive compensation consistent with the compensation policies for named executive officers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL BARGE LINE COMPANY
Date: April 8, 2011	By:	/s/ Dawn R. Landry
Dawn R. Landry
Senior Vice President, General Counsel